Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the prospectus/offer to purchase constituting a part of this Amendment No. 1 to the Registration Statement on Form S-4/A of our reports dated June 4, 2010, relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting appearing in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2010.

We also consent to the reference to us under the caption “Experts” in the prospectus/offer to purchase.

ARMANINO McKENNA, LLP

San Ramon, California

January 26, 2011